Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Harish Chidambaran, Chief Executive Officer of iLearningEngines, Inc. (the “Company”), and S. Farhan Naqvi, Chief Financial Officer of the Company, each hereby certify that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2024

In Witness Whereof, the undersigned has set his hand hereto as of the 13th day of August, 2024.

/s/ Harish Chidambaran
Harish Chidambaran
Chief Executive Officer and Chairman
(Principal Executive Officer)

/s/ S. Farhan Naqvi
S. Farhan Naqvi
Chief Financial Officer
(Principal Financial Officer)

“This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.”